Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
CAPITALSOURCE INC.

Adopted as of July 18, 2003

ARTICLE I
Offices

     Section 1. Registered Office. The registered office of the Corporation shall be in Wilmington, County of New Castle, State of Delaware and the registered agent in charge thereof shall be The Corporation Trust Company.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
Stockholders

     Section 1. Place of Meetings. Meetings of the stockholders may be held at such place (if any), either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, Chairman of the Board or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

     Section 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other business as may be properly brought before a meeting shall be held on such date and at such time and place (if any) to be fixed by the Board of Directors and stated in the notice of meeting.

     Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, special meetings of stockholders may be called at any time and for any purpose, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Secretary at the written request of the holders of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting. Such written request shall be addressed to the Secretary of the Corporation and shall state the purpose of the proposed meeting, which must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and shall contain such other information as would be required under Section 9 of Article II hereof were it to be brought before a meeting called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the case of any special meeting so requested by holders of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting, the Board of Directors shall promptly, but in all events within 10 days after the date on which such written request is received, adopt a resolution fixing a date for such special meeting, which meeting date shall be no more than 60 days from the date of such resolution. If the Board of Directors fails to take such action, the record date shall be the 90th day after the date on which the written request was received. No business shall be conducted at any special meeting of stockholders other than the items of business stated in the notice of meeting given in accordance with Section 4 of this Article II.

     Section 4. Notice of Meetings. Notice of any meeting of stockholders, whether annual or special, stating the place (if any), date and time of the meeting, the means of remote communication, if any, by which the stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of special meetings, the purpose for which such special meeting is called, shall be prepared and delivered by the Corporation not less than 10 days or more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required to be provided pursuant to the General Corporation Law of the State of Delaware). Notice shall be given either personally, or by mail, or to the extent and in the manner permitted by applicable law. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholders at his or her address as it appears on the records of the Corporation.

     Section 5. Record Date for Stockholder Meetings. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of any such meeting, and shall not be more than 60 days prior to any other action, except as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. List of Stockholders. After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge over the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced at the time and place of the meeting and kept open throughout the meeting for examination by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the entire time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 7. Quorum and Adjournment. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or series is required, the holders of a majority in voting power of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

     If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of the majority in voting power of shares of capital stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date and time. The holders of a majority in voting power of voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting to another place, date or time. When a meeting is adjourned to another place (if any), date or time, written notice need not be given of the adjourned meeting if the place (if any), date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     Section 8. Chairman of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if the Chairman is not present, the President or such other director or officer as may be designated by the Board of Directors to act as chairman, or if no designation has been made, a chairman shall be chosen at the meeting. The order of business at all meetings of the stockholders and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion, shall be determined by the chairman of the meeting. The chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from participation. The chairman shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting in accordance with Section 9 of this Article II, and any such business not properly brought before the meeting shall not be conducted.

     Section 9. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before a meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, it must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 calendar days prior to the one year anniversary of the date of the Corporation’s proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting (or November 24, 2003, in the case of the 2004 Annual Meeting), and not less than 60 days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for such special meeting, then a stockholder’s notice shall be timely if it is received at the principal executive offices of the Corporation within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

     Notice by a stockholder to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and such other beneficial owner, and (iv) any material interest of the stockholder and such other beneficial owner in such business. In no event shall an announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

     Section 10. Nomination of Director Candidates. Subject to any provision of the Amended and Restated Certificate of Incorporation or any Certificate of Designations establishing the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the stockholders may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in these Bylaws and who is a stockholder of record at the time notice is delivered to the Secretary of the Corporation. Subject to any provision of the Amended and Restated Certificate of Incorporation or any Certificate of Designations establishing the rights of holders of any class or series of capital stock then outstanding, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such stockholder’s intent to make such nominations has been given in writing to the Secretary of the Corporation. To be timely, notice of a stockholder nomination for a director to be elected must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 calendar days prior to the one year anniversary of the date of the Corporation’s proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting (or November 24, 2003, in the case of the 2004 Annual Meeting), and not less than 60 days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for such special meeting, then a stockholder’s nomination shall be timely if it is received at the principal executive offices of the

Corporation within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

     Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of each person to be nominated; (ii) a representation that the stockholder is the holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice; (iii) a description of all the arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in solicitations of proxies for the election of directors in an election contest or is otherwise required pursuant to the federal securities laws and regulations, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

     Notwithstanding the foregoing, in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 130 days prior to such meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation no later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

     Section 11. Voting Rights; Proxies. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. At any meeting of stockholders, every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may vote in person or may authorize another person or persons to act for such stockholder by proxy if such proxy is authorized by an instrument in writing or by electronic transmission as permitted by law and filed in accordance with the procedure established for the meeting, but no proxy shall be voted after 3 years from its date, unless such proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her authorized representative, or otherwise as provided under the General Corporation Law of the State of Delaware.

     Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation:

          (a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

          (b) Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

     Any vote of stockholders may be taken by written ballot, and if so authorized by the Board of Directors, electronic transmission, telephonic communication or other means of remote communication shall constitute a written ballot. Every written ballot shall state the name of the stockholder or proxyholder voting and such other information as may be required under the procedures established for the meeting. If so authorized by the Board of Directors, and in addition to such guidelines and procedures as the Board may adopt, every stockholder vote taken by electronic or other means of remote communication shall set forth such information from which it can be determined that the communication was authorized by the stockholder or proxyholder. Every vote taken at the meeting shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act, and if no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     Section 12. Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings, and (iii) if the stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

     Section 13. Stockholder Action Without Meeting. Except as otherwise prohibited or restricted by law or the Amended and Restated Certificate of Incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent or consents in writing, setting forth the actions so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Corporation. Such delivery shall be by delivery to the Corporation’s registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the corporate records in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Written notice of the taking of a corporate action without a meeting shall be given to those stockholders who were entitled to take the corporate action and have not consented in writing.

     An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or other person authorized to act for the stockholder or proxyholder, shall be deemed to be written, signed and dated for the purpose of this Section 13, provided that such electronic transmission sets forth information from which the Corporation can determine (i) that the transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such transmission. The date of the electronic transmission shall be deemed the date the consent was signed. No consent given by electronic transmission shall be deemed to have been delivered to the Corporation until such consent is reproduced in paper form and delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the corporate records in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

     Section 14. Record Date for Stockholder Action Without A Meeting. In order to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Amended and Restated Certificate of Incorporation, or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 13 of this Article II. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Amended and Restated Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III
Board of Directors

     Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Amended and Restated Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     Section 2. Number. The number of directors, which shall constitute the entire Board of Directors, shall not be fewer than two or more than 15 members, as shall be determined by the affirmative vote of a majority of the directors then in office.

     Section 3. Vacancies. Subject to the rights of holders of any class or series of capital stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, and directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until their successors have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 4. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Board of Directors. A resignation shall take effect at the time specified therein or, if not so specified, immediately upon its receipt. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 5. Removal. Subject to the rights of the holders of any class or series of capital stock then outstanding, if any, any director may be removed from office at any time only for cause and only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 6. Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she shall be present. In his or her absence, such other director as may from time to time be designated to serve as the presiding director by the Board of Directors shall so preside or, if both the Chairman and the presiding director are absent for a particular meeting, the Board of Directors shall choose a chairman of the meeting who shall preside thereat.

          (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

          (b) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or two or more directors and may be held at any time and place, within or without the State of Delaware. The Secretary of the Corporation or the officer or one of the directors calling the meeting shall give notice of the time and place of any special meeting of directors to each director.

          (c) Notice. Notice, if required, shall be given by (i) giving notice to such director in person or by telephone, facsimile, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) delivering written notice by hand, to his or her last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least 3 days in advance of the meeting. Notice of any meeting of the Board of Directors or any committee thereof need not be given to any director who shall submit, either before or after the time stated therein, a waiver of notice in writing or by electronic transmission or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors, if required, need not specify the purpose or purposes of the meeting.

     Section 7. Quorum and Adjournment. Except as may be otherwise specifically provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the place, date and time of the new meeting are not announced at the adjourned meeting, notice of the adjourned meeting shall be given to all directors.

     Section 8. Action Without a Meeting. Unless otherwise provided by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

     Section 9. Meetings by Other Methods of Communication. Directors or any member of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

     Section 10. Dividends. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Amended and Restated Certificate of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

     Section 11. Committees. The Board of Directors may designate one or more committees to serve at the pleasure of the Board; each committee shall consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as the Board of Directors shall therefore confer. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

     At all meetings of such committee, a majority of its members shall constitute a quorum for the transaction of business. The act of the committee members present at any meeting at which there is a quorum shall be the act of such committee. Each committee shall keep regular minutes and report to the Board of Directors when required. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

     Section 12. Compensation of Directors. Each director who is not an employee or officer of the Corporation or its subsidiaries, may be paid such compensation for their services as such and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.

     Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or has a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose if (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

ARTICLE IV
Officers

     Section 1. General. The officers of the Corporation shall include the Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer, and such other officers as may be appointed by the Board of Directors, including, but not limited to, a Vice Chairman, a Chief Credit Officer, a Chief Legal Officer, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one of more Controllers, and one or more Assistant Controllers. The same person may hold any number of offices unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Bylaws. Officers shall be entitled to such compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

     Section 2. Term, Resignation and Removal. The officers of the Corporation shall hold office for such terms and shall exercise and perform such duties as shall be determined from time to time by the Board of Directors, and all officers shall hold office until their successors are chosen and qualified, unless a different term is specified in the vote appointing him or her, or until their earlier death, resignation or removal. Any officer may resign by delivering his or her resignation in writing or by electronic transmission to the Corporation at its principal office or to the President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officers may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. The Board of Directors shall fill any vacancy occurring in any office of the Corporation.

     Section 3. Chairman of the Board. The Chairman of the Board shall be a member of, and appointed by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present. To the extent permitted by law, the Chairman shall have the same power as the Chief Executive Officer or President to sign all contracts, certificates, obligations and other instruments of the Corporation that may be authorized by the Board of Directors. The Chairman shall perform such duties and possess such other powers as are assigned to him or her by the Board of Directors.

     Section 4. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have full responsibility and authority for management of the operations of the Corporation, subject to the authority of the Board of Directors. The Chief Executive Officer shall have the power to sign stock certificates, contracts, obligations and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board. To the extent permitted by law, the Chief Executive Officer shall also exercise any such powers and perform any such duties that are delegated to him or her by the Board of Directors.

     Section 5. President. Unless otherwise provided by the Board of Directors, the President shall have full responsibility and authority for management of the operations of the Corporation, subject to the authority of the Board of Directors and the Chief Executive Officer. The President shall have the power to sign stock certificates, contracts, obligations and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board and the Chief Executive Officer. To the extent permitted by law, the President shall also exercise any such powers and perform any such duties that are delegated to him or her by the Board of Directors.

     Section 6. Secretary. The Secretary shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in the corporate records kept for that purpose; the Secretary shall also perform like duties for the committees of the Board of Directors when required. The Secretary shall have the duty and power to give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, and to be custodian of the corporate seal and to affix and attest the same on documents so requiring it. The Secretary shall see that all books, reports, statement, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     Section 7. Treasurer. The Treasurer shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time prescribe. The Treasurer shall have the care and custody of the funds including the borrowing thereof, the securities, receipts and disbursements of the Corporation, and shall sign all instruments that require his or her signature. The Treasurer shall deposit all funds and other valuables in the name and credit of the Corporation with such depositories as authorized, disburse such funds as authorized, make proper accounts of such funds, and render to the Chairman of the Board, the President, the Chief Financial Officer or the Board of Directors, whenever requested, an account of his or her transactions as Treasurer.

     Section 8. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of account of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Chief Financial Officer shall make proper accounts of such funds, and render as required by the Board of Directors such account of all such transactions and of the financial condition of the Corporation. The books of all accounts shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

     Section 9. Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
Capital Stock

     Section 1. Form of Certificate. A certificate for shares of stock in such form as prescribed by law and the Board of Directors shall evidence the interest of each stockholder of the Corporation. The Chairman of the Board, the Chief Executive Officer or the President and the Treasurer or the Secretary of the Corporation shall sign each certificate in the name of the Corporation. Any or all signatures on the certificate may be facsimile signatures. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 2. Lost Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe for the protection of the Corporation or any transfer agent or registrar, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity, not to exceed double the value of the stock, as a condition precedent to the issuance of the new certificate.

     Section 3. Transfers. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Amended and Restated Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back the certificate either the full text of the restriction or a statement of the existence of such a restriction.

     Except as otherwise established by rules and regulations established by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

ARTICLE VI
General Provisions

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

     Section 2. Corporate Seal. The corporate seal, if one is adopted, shall be in such form as shall be approved by the Board of Directors.

     Section 3. Voting Shares in Other Business Entities. Except as the Board of Directors may otherwise designate, shares or equity interests in other corporations or business entities that are held by the Corporation shall be represented and voted only the Chairman of the Board, the Chief Executive Officer, the President or a proxy appointed by any of them.

     Section 4. Contracts. Any officer having the power to sign certificates, contracts, obligations and other instruments of the Corporation may delegate such power to any other officer or employee of the Corporation, provided that the delegating officer shall be accountable for the actions of that officer or employee to whom power was delegated.

     Section 5. Obligations. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations, bonds and other orders or instruments for the payment of money, shall be signed by such officer, employee, or agent, as shall be authorized from time to time by the Board of Directors. The Board of Directors may, in its discretion, also provide for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

     Section 6. Evidence of Authority. A certificate by the Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation, shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     Section 7. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     Section 8. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized by these Bylaws, facsimile signatures of any officer or officers of the Corporation maybe used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 9. Plural. As contained in these Bylaws, references to the singular shall include the singular and the plural.

     Section 10. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VII
Indemnification

     Section 1. Indemnification. (a) Subject to Section 3 of this Article VII, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), arising out of, relating to, based upon, in connection with or due to the fact that such person is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”).

          (b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any Proceeding, arising out of, relating to, based upon, in connection with or due to the fact that such person is or was an employee or agent of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of Another Enterprise.

     Section 2. Advancement of Expenses. (a) Subject to Section 3 of this Article VII, with respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, arising out of, relating to, based upon, in connection with or due to the fact that such person is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the

Corporation as a director or officer of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise.

          (b) With respect to any person made or threatened to be made a party to any Proceeding, arising out of, relating to, based upon, in connection with or due to the fact that such person is or was an employee or agent of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

     Section 3. Actions Initiated Against The Corporation. Anything in Section 1(a) or Section 2(a) of this Article VII to the contrary notwithstanding, with respect to a Proceeding initiated against the Corporation by a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation (or by a person serving at the request of the Corporation as a director or officer of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

     Section 4. Contract Rights. With respect to any person made or threatened to be made a party to any Proceeding, arising out of, relating to, based upon, in connection with or due to the fact that such person is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).

     Section 5. Claims. (a) If (X) a claim under Section 1(a) of this Article VII with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (Y) a claim under Section 2(a) of this Article VII with respect to any right to the advancement of expenses is not paid in full by the

Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

          (b) If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VII, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

          (c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

          (d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VII or otherwise.

     Section 6. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.

     Section 8. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE VIII
Amendment

     The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation by affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Pursuant to Article VII of the Amended and Restated Certificate of Incorporation, Sections 2, 3, 9, 10 and 14 of Article II herein and Sections 2, 3 and 5 of Article III herein shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class.

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